UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

Triad Guaranty Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road

Winston-Salem, North Carolina 27104

(Address of principal executive offices) (zip code)

(336) 723-1282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On December 19, 2008, the Board of Directors (the “Board”) of Triad Guaranty Inc. (the “Company”), upon the recommendation of its Corporate Governance and Nominating Committee, elected Deane W. Hall to serve as a director of the Company, effective January 1, 2009 and until the Company’s 2009 annual meeting of stockholders and until his successor is duly elected and qualified. The Board also appointed Mr. Hall to serve as a member of the Board’s Audit Committee, effective January 1, 2009.

Mr. Hall is entitled to receive a pro-rated portion of the $85,000 annual cash retainer that is payable to the other members of the Board in equal quarterly installments. Mr. Hall also is expected to be granted an award of 9,375 shares of restricted stock pursuant to the Company’s 2006 Long-Term Stock Incentive Plan and the related restricted stock agreement, which is a pro rata portion of the 15,000 shares of restricted stock granted to each of the other independent members of the Board this year. The restricted stock vests 100% on the first anniversary of the grant date.

In addition, as a non-employee director Mr. Hall is eligible to receive the following meeting fees:

•

In-person Board meetings: After attending five in-person Board meetings in any given year, Mr. Hall is entitled to receive $5,000 for each additional in-person Board meeting attended for the remainder of that year.

•

Telephonic Board meetings: After attending eight telephonic Board meetings in any given year, Mr. Hall is entitled to receive for the remainder of that year: (i) $1,250 for each telephonic meeting attended that is less than or equal to one hour, and (ii) $2,500 for each telephonic meeting attended that exceeds one hour.

•

Telephonic Audit Committee meetings: Mr. Hall is entitled to receive per year: (i) $1,250 for each telephonic meeting attended that is less than or equal to one hour, and (ii) $2,500 for each telephonic meeting attended that exceeds one hour.

A copy of the Company’s press release announcing the election of Mr. Hall, dated December 22, 2008, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

99.1	Press release, dated December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

/s/ Kenneth S. Dwyer
December 22, 2008	Kenneth S. Dwyer Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated December 22, 2008.